CB Financial Services, Inc. (Nasdaq: CBFV) July 2025 Page 2 Forward-Looking Statements and Non-GAAP Financial Measures Statements contained in this investor presentation that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, general and local economic conditions, changes in market interest rates, deposit flows, demand for loans, real estate values and competition, competitive products and pricing, the ability of our clients to make scheduled loan payments, loan delinquency rates and trends, our ability to manage the risks involved in our business, our ability to control costs and expenses, inflation, market and monetary fluctuations, changes in federal and state legislation and regulation applicable to our business, actions by our competitors, and other factors that may be disclosed in the Company’s periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation. Explanation of Use of Non-GAAP Financial Measures In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), we use, and this investor presentation may contain or reference, certain non-GAAP financial measures. We believe these non-GAAP financial measures provide useful information in understanding our underlying results of operations or financial position and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Non-GAAP adjusted items impacting the Company's financial performance are identified to assist investors in providing a complete understanding of factors and trends affecting the Company’s business and in analyzing the Company’s operating results on the same basis as that applied by management. Although we believe that these non-GAAP financial measures enhance the understanding of our business and performance, they should not be considered an alternative to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with similar non-GAAP measures which may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found within the referenced earnings release.

CB Financial Services, Inc. (Nasdaq: CBFV) July 2025 Page 3 CB Financial Services, Inc. - Corporate Overview • Holding Company for Community Bank (Carmichaels, PA), serving the community since 1901 • Community Bank operates 12 full-service branch offices and two loan production offices in southwestern Pennsylvania and northern West Virginia • NASDAQ: CBFV Market Data CBFV Share Price $27.56 Shares Outstanding 5.0M Market Cap $138.4M Avg. 3 Mo. Daily Trading Volume 24,035 shares Insider Ownership 9.80% Institutional Ownership 41.32% Dividend Yield 3.63% Total Stockholders' Equity $148.4M Book Value per Common Share $29.84 Tangible Book Value per Common Share (1) $27.88 Price to Book Value 0.92x Price to Tangible Book Value (1) 0.99x P/E LTM (LTM EPS of $2.15) 12.82x ◦ All daily trading information/multiples as of July 18, 2025 ◦ All other financial information as of June 30, 2025 Washington Waynesburg Moundsville Canonsburg Uniontown Branches/ITM LPO Operations (1) Non GAAP financial measure.

CB Financial Services, Inc. (Nasdaq: CBFV) July 2025 Page 4 Community Bank partners with individuals, businesses and communities to realize their dreams, protect their financial futures and improve their lives. Take Care of Each Other Always Do the Right Thing Be a Great Teammate Work Hard to Achieve Our Goals Give and Expect Mutual Respect Enjoy Life Everyday Be Positive Have a Sense of Urgency Client Experience First Our Mission Statement Our Core Values Our Cornerstone About Us

CB Financial Services, Inc. (Nasdaq: CBFV) July 2025 Page 5 Creating Value for our Shareholders and Stakeholders • Revenue Growth ▪ Outperform peer organic revenue growth • People, Culture & Innovation ▪ Upgrade our organizational culture, practices and structure to attract top talent and embed innovation • Digital Delivery & Transformation ▪ Leverage our upgraded, flexible and stable core platform • Client Experience ▪ Optimize our network and delivery channels through new technologies and improved processes to enhance our client experience, lower costs, mitigate risks and improve profitability • Improve Efficiency ▪ Streamline processes and procedures, make data based decisions Strategic Initiatives

CB Financial Services, Inc. (Nasdaq: CBFV) July 2025 Page 6 Strategic Focus Treasury Management & Commercial Banking Strategy Strategic Focus Objectives Results CB's footprint contains highly concentrated markets and there is opportunity to gain market share in Commercial Banking and Treasury Services. Build and develop a Treasury Management (TM) and Specialized Deposit Division that provides a first class client experience. In 2024, the Bank retained Jim Mele, a seasoned veteran with an established track record of success, to start building and developing TM and Specialized Deposit Division (initial phase to be completed by 4Q25 - Est. 2025 personnel costs of $1.1 million). Targeted investments related to technology and systems to develop new products and processes, with a focus on ensuring a positive client experience. Leverage existing core system strengths and enhance with new TM products and processes with an exceptional client experience as the primary goal. Agreements are signed and plans are in process to upgrade current or implement new technology and develop products (initial phase to be completed in 3Q25 - Est. 2025 cost of $700,000). Treasury Services are the least commoditized deposits and servicing these accounts will generate growth in lower cost deposits and noninterest income. Enhance liquidity position with sticky, granular cost-effective deposits while also adding net fee income. Dependent on staffing the division, developing the products and implementing technology, deposit generation is expected to be approximately $120 million by the end of 4Q25. Combined with the expansion of the Bank's Commercial Banking team, this two pronged strategy brings the ability to improve net interest margin and net income. Be opportunistic in retaining talented Commercial Bankers to gain market share (initiate throughout 2025). The Bank is currently in the process of evaluating and hiring additional Commercial Banking talent (to be completed by 4Q25 - Est. 2025 personnel costs of $900,000). Expenses related to these strategies are expected to be offset with additional cost savings and incremental revenue.

CB Financial Services, Inc. (Nasdaq: CBFV) July 2025 Page 7 2025 Macro Outlook Item Comment Monetary Policy The Federal Reserve's rate cuts are anticipated to continue although at a slower pace, which could impact pricing on deposits, borrowings and loans. Interest rate and liquidity management are primary components to managing impact. Inflation/Demand Inflationary pressures may persist and a potential economic slowdown may temper loan demand. Cost-control measures and pricing strategies are critical to remain competitive. Regulatory Environment Evolving regulations may impact operations and compliance costs. Risk management (cybersecurity and data privacy in particular) is on the forefront with continued shift to digital channels. Market Dynamics Competitive pressures and market conditions will require agile and innovative strategies to remain relevant while prioritizing client experience to build loyalty and differentiation. Overall, while there are positive factors, CB will need to remain vigilant and adaptable to navigate the uncertainties and complexities of the macroeconomic landscape in 2025.

Q2 2025 Financial Highlights

CB Financial Services, Inc. (Nasdaq: CBFV) July 2025 Page 9 Q2 2025 Highlights (Unaudited) Earnings (for the three months ended June 30, 2025 unless otherwise noted) • Reported earnings. Net income was $3.9 million, with diluted earnings per share of $0.74. Pre-provision net revenue (PPNR) (non-GAAP) was $4.7 million. • Margin. Net interest income was $12.5 million, an increase of 10.9% from Q1 2025. Net interest margin was 3.54%, up 27 bp from Q1 2025 as yield on interest-earning assets increased 4 bps and cost of funds decreased 14 bps. • Positive returns. Return on average tangible common equity (non-GAAP) was 11.53% for Q2 2025, compared to 8.99% for Q2 2024. Balance Sheet & Asset Quality (as of June 30, 2025 unless otherwise noted) • Steady loan portfolio. Total loans ($1.10 billion) increased 2.1% from March 31, 2025 and 1.7% from December 31, 2024 due to commercial lending efforts. Excluding the reduction in the Bank's indirect auto loans, the portfolio grew 2.4% year-to-date. • Strong deposit base. Deposits ($1.31 billion) increased 2.2% from March 31, 2025 and 2.0% from December 31, 2024. Deposit growth for Q2 2025 included $16.0 million of core (non-time) deposits and $12.4 million of time deposits. • High concentration of core deposits. Core deposits were 79% of total deposits at June 30, 2025. • Limited wholesale funding. Borrowings to total assets was 2.3% and brokered time deposits to total assets was 5.2% at June 30, 2025. • Strong credit quality. Nonperforming loans to total loans was 0.16% and nonperforming assets to total assets was 0.13% as of June 30, 2025. Annualized net recoveries to average loans for the current quarter was 0.01%. Liquidity and Capital Strength (as of June 30, 2025 unless otherwise noted) • Significant available liquidity. Cash on deposit was $64.5 million and available borrowing capacity was $614.0 million. Available liquidity covers 260% of uninsured/non-collateralized deposits. • Low-risk deposit base. Insured/collateralized deposits account for 75.8% of total deposits. • Well-capitalized. The Bank's Tier 1 Leverage ratio was 10.49% at June 30, 2025, compared to 9.98% at December 31, 2024. • Increasing shareholder value. TBV per common share (non-GAAP) was $27.88 at June 30, 2025, compared to $26.82 at December 31, 2024. • Stock Repurchase Plan (SRP). Completed 5% SRP in Q2 2025 that was announced in July 2024. Attractive way to return capital to shareholders.

Q2 2025 Results Overview (Unaudited)

Financial Highlights

($000s except per share)	Q2 2025	Change: Q1 2025	Change: Q2 2024
Balance Sheet			
Total Net Loans (Net Allowance)	$ 1,101,102	$ 22,427	$ 31,935
Total Deposits	1,309,432	28,335	(40,336)
Income Statement			
Net Interest Income	12,540	1,229	1,070
Provision for Credit Losses	8	48	44
Noninterest Income (excl Net Gain (Loss) on Investment Securities)	931	75	212
Noninterest Expense	8,748	(1,054)	(236)
Income Tax Expense	766	339	206
Net Income	3,949	2,040	1,299
Performance Ratios			
Earnings Per Share, Diluted	$ 0.74	$ 0.42	$ 0.27
Net Interest Margin[1]	3.54 %	0.27 %	0.36 %
ROAA[1]	1.06 %	0.53 %	0.35 %
ROATCE[1][2]	11.53 %	5.92 %	2.54 %
NCOs/Average Loans[1]	(0.01)%	(0.03)%	(0.04)%
Tangible Book Value per Share[2]	$ 27.88	$ 0.71	$ 2.05
Tangible Equity Ratio (TCE / TA)[2]	9.19 %	(0.21)%	0.62 %
Capital Ratios (Bank Only)			
Tier 1 Leverage	10.49 %	0.13 %	0.51 %
Common Equity Tier 1 Capital	15.28 %	0.34 %	0.65 %
Tier 1 Capital	15.28 %	0.34 %	0.65 %
Total Risk-Based Capital	16.29 %	0.34 %	0.68 %

(1) Annualized
(2) Non-GAAP Calculation in Press Release
(3) Comparisons are to Q1 2025 unless otherwise noted

Quarterly Highlights[3]

Balance Sheet:

- Loans increased $22.4 million as a result of the commercial lending efforts, partially offset by discontinued indirect portfolio product offering.
- Deposits increased $28.3 million due to increases of $16.0 million in core (non-time) deposits and $12.4 million in time deposits.
- Tangible book value per share (non-GAAP) was $27.88.

Earnings and Capital:

- Net income was $3.9 million and diluted EPS was $0.74. Net income increased $2.0 million compared to Q1 2025, due to $1.0 million in one-time costs associated with the reduction in force in the prior quarter and increased net interest income.
- Net interest margin[1] was up 27 bp to 3.54% due to an increase in loan yields and a reduction in the cost of funds.
- Noninterest income increased primarily due to higher services fees in Q2 2025.
- Noninterest expense decreased 10.8% primarily due to the reduction in force costs in the prior quarter.
- Effective Tax Rate was 16.2%.
- The Bank's Tier 1 Leverage ratio was 10.49%.

CB Financial Services, Inc. (Nasdaq: CBFV) July 2025 Page 10

CB Financial Services, Inc. (Nasdaq: CBFV) July 2025 Page 11 Financial Trends - Balance Sheet Total Net LoansTotal Assets Total Deposits Total Stockholders' Equity in m ill io ns $1,560 $1,562 $1,482 $1,483 $1,518 6/30/24 9/30/24 12/31/24 3/31/25 6/30/25 $1,300 $1,400 $1,500 $1,600 in m ill io ns $1,069 $1,056 $1,083 $1,079 $1,101 Net Loans Yield on Loans 6/30/24 9/30/24 12/31/24 3/31/25 6/30/25 $1,000 $1,025 $1,050 $1,075 $1,100 $1,125 5.00% 5.20% 5.40% 5.60% 5.80% 6.00% in m ill io ns $1,350 $1,354 $1,284 $1,281 $1,309 Total Deposits Cost of Interest Bearing Deposits 6/30/24 9/30/24 12/31/24 3/31/25 6/30/25 $1,150 $1,200 $1,250 $1,300 $1,350 $1,400 1.75% 2.00% 2.25% 2.50% 2.75% 3.00% 3.25% in m ill io ns $143 $149 $147 $148 $148 6/30/24 9/30/24 12/31/24 3/31/25 6/30/25 $120 $130 $140 $150

CB Financial Services, Inc. (Nasdaq: CBFV) July 2025 Page 12 Financial Trends - Reported Earnings and Profitability Net Income / PPNR (non-GAAP) Earnings Per Share (EPS) - Diluted in th ou sa nd s $2,650 $3,219 $2,529 $1,909 $3,949 $3,174 $3,925 $3,734 $2,296 $4,723 Net Income PPNR Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 $— $1,000 $2,000 $3,000 $4,000 $5,000 $0.51 $0.60 $0.46 $0.35 $0.74 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 $— $0.20 $0.40 $0.60 $0.80 Annualized Return on Average Equity (ROAE) 7.58% 8.80% 6.80% 5.24% 10.76% Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 —% 3.00% 6.00% 9.00% 12.00% Annualized Return on Average Assets (ROAA) 0.71% 0.84% 0.65% 0.53% 1.06% Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 —% 0.25% 0.50% 0.75% 1.00% 1.25%

CB Financial Services, Inc. (Nasdaq: CBFV) July 2025 Page 13 Financial Trends - Core Earnings and Profitability (1) Core Net Income / Core PPNR (non-GAAP) Core EPS (non-GAAP) - Diluted in th ou sa nd s $2,674 $2,926 $1,967 $2,717 $3,949 $3,205 $3,542 $3,023 $3,319 $4,723 Core Net Income Core PPNR Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 $— $1,000 $2,000 $3,000 $4,000 $5,000 $0.52 $0.55 $0.35 $0.50 $0.74 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 $— $0.20 $0.40 $0.60 $0.80 Core Annualized ROAE (non-GAAP) 7.65% 8.00% 5.29% 7.46% 10.76% Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 —% 3.00% 6.00% 9.00% 12.00% Core Annualized ROAA (non-GAAP) 0.72% 0.76% 0.51% 0.75% 1.06% Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 —% 0.25% 0.50% 0.75% 1.00% 1.25% (1) Non-GAAP Calculation in Press Release

CB Financial Services, Inc. (Nasdaq: CBFV) July 2025 Page 14 Financial Trends - Earnings and Profitability Total Revenue (non-GAAP) Highlights - Noninterest Income (adj.) (non-GAAP) Efficiency Ratio $11,470 $11,474 $11,532 $11,311 $12,540$718 $849 $943 $806 $930 Net Interest Income Noninterest Income (adj.) Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 $7,000 $8,750 $10,500 $12,250 $14,000 73.9% 69.1% 71.7% 81.0% 64.9% Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 20.0% 40.0% 60.0% 80.0% 100.0%Net Interest Margin (NIM) (non-GAAP) (1) 5.27% 5.37% 5.27% 5.17% 5.31% 3.19% 3.12% 3.13% 3.28% 3.55% 2.24% 2.42% 2.29% 2.03% 1.89% Yield on Earning Assets Net Interest Margin (FTE) Cost of Funds Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 —% 2.00% 4.00% 6.00% • All periods exclude gains/losses on securities. • Q3 2024 - excludes a gain of $138,000 related to the 2023 sale of Exchange Underwriters ("EU"). • Q4 2024 - excludes a $708,000 earn-out payment from the sale of EU. • Q1 2025 - excludes a $49,000 earn-out payment from sale of EU. (1) Non-GAAP Calculation in Press Release $11,470 $11,474 $11,532 $11,311 $12,540$688 $1,233 $1,655 $787 $931 Net Interest Income Noninterest Income Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 $— $5,000 $10,000 $15,000 Eliminating the $1.0 million of one-time reduction in force expenses results in an adjusted efficiency ratio of 72.7% for Q1 2025.

Deposit Composition / Characteristics

CB Financial Services, Inc. (Nasdaq: CBFV) July 2025 Page 16 Deposit Mix and Cost 21.3% 27.0% 17.2% 13.1% 21.4% Non-Interest Bearing Demand Interest Bearing Demand Money Market Accounts Savings Accounts Time Deposits Deposit Mix Cost of Interest-Bearing Deposits 2.75% 2.94% 2.79% 2.46% 2.28% Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 —% 1.00% 2.00% 3.00% 4.00% Deposit Composition (in millions) 6/30/24 9/30/24 12/31/24 3/31/25 6/30/25 NIB Demand $ 270.0 $ 267.0 $ 267.9 $ 267.4 $ 278.7 IB Demand 324.7 326.5 316.8 341.2 353.4 Money Market 230.0 220.8 231.5 228.0 225.1 Savings Accounts 179.1 172.4 170.5 176.7 172.0 Organic Time Deposits 253.9 267.5 257.9 228.8 201.1 Brokered Time Deposits 92.1 99.6 39.0 39.0 79.0 Total Deposits $ 1,349.8 $ 1,353.8 $ 1,283.5 $ 1,281.1 $ 1,309.4 Highlights • Deposits increased $25.9 million, or 2.0%, from December 31, 2024. • Brokered time deposits were utilized to fund commercial loan growth and the purchase of floating rate CLO securities and mature within three months. • Mix shifting from time to lower-cost demand and savings deposits. • Offering short-term certificate offering at a cost favorable to alternative funding sources. • Cost of interest-bearing deposits was 2.28% for Q2 2025, compared to 2.46% for Q1 2025 and 2.75% for Q2 2024. 2.30% 2.42% 2.23% 1.95% 2.01% 3.08% 3.16% 3.18% 3.04% 2.94% 0.11% 0.10% 0.10% 0.10% 0.10% 4.32% 4.39% 4.29% 3.95% 3.27% 5.46% 5.36% 4.81% 4.40% 4.37% Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 —% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% 5.50% Noninterest- Bearing Interest- Bearing Money Market Accounts Savings Accounts Time Deposits $— $100,000 $200,000 $300,000 $400,000 20.0% 19.7% 20.9% 20.9% 21.3% 24.1% 24.1% 24.7% 26.6% 27.0% 17.0% 16.3% 18.0% 17.8% 17.2% 13.3% 12.7% 13.3% 13.8% 13.1% 18.8% 19.8% 20.1% 17.9% 15.4% 6.8% 7.4% 3.0% 3.0% 6.0% Noninterest-Bearing Interest-Bearing Money Market Accounts Savings Accounts Organic Time Deposits Brokered Time Deposits 6/30/24 9/30/24 12/31/24 3/31/25 6/30/25

CB Financial Services, Inc. (Nasdaq: CBFV) July 2025 Page 17 Secure Deposit Base • In total, 75.8% of client deposits (non- brokered) are FDIC insured or collateralized with investment securities as of June 30, 2025, compared to 78.4% as of December 31, 2024. • Uninsured client deposits consist of business & retail deposits of 14.8% and 9.4% of total deposits, respectively. • At June 30, 2025, client deposits consisted of 57.4% retail, 28.0% business, and 14.7% public funds. • CB is focused on providing opportunities for uninsured depositors to move funds to alternate products, providing benefit to both clients and the Bank. FDIC Insured, 61.0% Collateralized, 14.8% Uninsured, 24.2% Source: Company information as of 6/30/2025 As of 06/30/2025

CB Financial Services, Inc. (Nasdaq: CBFV) July 2025 Page 18 Strong Liquidity Position $4,177 2.4% $3,452 2.0% $49,691 29.0% $102,540 59.9% $10,420 6.1% $890 0.5% Government Agency Municipal MBS's CMO's Corporate Debt Marketable Equity Cash $64.5 million Investments $100.9 million Fed Capacity $69.7 million FHLB Capacity $494.3 million Other Capacity $50.0 million Available Liquidity of $779.5 million Highlights Source: Company information as of 6/30/2025 • Cash & Cash Equivalents totaled $64.5 million, or 4.2% of total assets. • Investment Securities totaled $267.2 million, with $166.2 million utilized as collateral for public fund deposits. All securities are classified as available-for-sale and marked to market. • Total borrowings totaled $34.7 million, or 2.3% of total assets and included $20.0 million in FHLB borrowings and $14.7 million in subordinated debt. • The Bank has $614.0 million in available borrowing capacity (FED, FHLB, Other). • Available liquidity covers 260% of uninsured/ non-collateralized deposits.

Loan Portfolio Composition

CB Financial Services, Inc. (Nasdaq: CBFV) July 2025 Page 20 Loan Portfolio Composition Commercial & Industrial 12.4% Real Estate- Construction 3.7% Real Estate- Commercial 46.2% Real Estate- Residential 29.6% Consumer 5.2% Other 2.9% As of 6/30/2025 Loan Portfolio Detail dollars in millions 6/30/24 9/30/24 12/31/24 3/31/25 6/30/25 QoQ Change YoY Change Real Estate - Residential $ 342.7 $ 338.9 $ 338.0 $ 334.7 $ 329.3 (1.6) % (3.9) % Real Estate - Commercial 458.7 464.4 485.5 497.3 513.2 3.2 11.9 Real Estate - Construction 44.0 43.5 54.7 54.6 40.7 (25.5) (7.5) Commercial & Industrial 112.4 108.6 112.0 107.4 138.2 28.7 23.0 Consumer 90.4 80.0 70.5 61.9 57.4 (7.3) (36.5) Other 30.5 30.4 31.9 32.6 32.0 (1.8) 4.9 Total Loans $ 1,078.7 $ 1,065.8 $ 1,092.6 $ 1,088.5 $ 1,110.8 2.0% 3.0 % Highlights • Loans increased $18.2 million, or 1.7%, from December 31, 2024 due primarily from commercial lending. Excluding the indirect loans, loans increased $26.4 million, or 2.4%, from December 31, 2024. • Loan production for Q2 2025 totaled $97.0 million while loans paid off totaled $51.5 million. • CB continues to focus on disciplined pricing and credit quality standards. • CB remains committed to hiring and retaining experienced commercial bankers.

Commercial Loan Portfolio Detail

C&I and CRE Loans by Industry



11.3%
1.5%
1.8%
2.7%
4.9%
5.3%
12.6%
24.9%
18.4%
16.6%
Retail Space
Multifamily
Warehouse Space
Office Space
Medical Facilities
Manufacturing
Hotels
Senior Housing
Vacant Land
Other

Source: Company information as of 6/30/2025

Highlights

- CRE loans represent 46.2% of the total loan portfolio.
- Limited exposure to office space.
- 21.9% of CRE loans are owner occupied.
- Non-Owner Occupied CRE loans had an average LTV of 69.4% at the time of underwriting, whereas Owner Occupied CRE's were 62.1%.
- Average Non-Owner Occupied CRE loan size is approximately $1.1 million, and Owner Occupied is approximately $482,000.
- No loans are currently in deferral.
- CRE loans are concentrated in the Pittsburgh metropolitan area.

Commercial Real Estate Loan Portfolio Details

	Total O/S Balance	CRE Owner Occupied				CRE Non-Owner Occupied			
		O/S Balance	Percent	Avg Loan Size	Avg LTV	O/S Balance	Percent	Avg Loan Size	Avg LTV
Retail Space	$ 127,922	$ 30,473	5.93 %	$ 662	73.09 %	$ 97,449	18.98 %	$ 1,188	72.90 %
Multifamily	94,461	—	—	—	—	94,461	18.40	787	75.41
Warehouse Space	85,201	18,850	3.67	554	52.32	66,351	12.92	1,508	59.33
Office Space	64,692	9,316	1.81	333	83.31	55,376	10.78	989	80.30
Medical Facilities	27,473	8,869	1.73	682	75.57	18,604	3.62	1,094	64.67
Manufacturing	25,090	3,221	0.63	293	57.46	21,869	4.26	1,682	59.32
Hotels	13,642	—	—	—	—	13,642	2.66	1,516	59.50
Senior Housing	9,169	5,893	1.15	1,964	27.11	3,276	0.64	3,276	41.97
Vacant Land	7,537	2,161	0.42	127	42.87	5,376	1.05	1,075	46.24
Other	58,010	33,490	6.53	441	56.23	24,520	4.82	817	61.62
Total	$ 513,197	$ 112,273	21.87 %	$ 482	62.09 %	$ 400,924	78.13 %	$ 1,063	69.39 %

CB Financial Services, Inc. (Nasdaq: CBFV) July 2025 Page 21

CB Financial Services, Inc. (Nasdaq: CBFV) July 2025 Page 22 Consumer Loan Portfolio Detail 85.2% 11.9% 2.9% 1-4 Family Indirect Auto Other Consumer 29.8% 14.5% 20.3% 22.1% 10.7% 2.6% < 50% 50% - 59% 60% - 69% 70% - 79% 80% - 89% > 90% 44.6% 36.0% 13.0% 5.7% 0.7% > 800 740-799 700-739 661-699 < 660 Consumer Lending Portfolio - $387.2M Residential Real Estate Loan to Values (LTV's) - $329.8MIndirect Auto Portfolio by Max FICO Score- $46.0M Highlights • Residential loans represent 29.7% of total loans. • 64.6% of residential loans carried an LTV of less than 70%, at the time of underwriting. • Indirect auto loans represent 4.0% of total loans. • 80.6% of indirect auto loans are to borrowers with FICO scores greater than 740, at the time of underwriting. • The indirect auto lending program was discontinued in Q2 2023 to prioritize more profitable commercial lending products. Source: Company information as of 6/30/2025 Source: Company information as of 6/30/2025 Source: Company information as of 6/30/2025

Asset Quality, Capital Ratios and IRR

CB Financial Services, Inc. (Nasdaq: CBFV) July 2025 Page 24 Asset Quality Trends Net Charge-Offs (Recoveries) / Average Loans Allowance for Credit Losses / Total LoansNonperforming Assets / Total Assets $2,008 $2,197 $1,789 $2,369 $1,925 Nonperforming Assets NPA's / Assets 6/30/24 9/30/24 12/31/24 3/31/25 6/30/25 $— $1,000 $2,000 $3,000 0.09% 0.12% 0.15% 0.18% Allowance for Credit Losses / Nonperforming Assets Nonperforming Loans to Total Loans $1,857 $2,047 $1,789 $2,369 $1,767 Nonperforming Loans (000's) Nonperforming/Total Loans 6/30/24 9/30/24 12/31/24 3/31/25 6/30/25 $— $1,000 $2,000 $3,000 0.15% 0.20% 0.25% $67 $73 $157 $54 $(39) Net Charge Offs (Recoveries) NCO's (Recoveries)/ Avg Loans Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 $(100) $— $100 $200 (0.02)% —% 0.02% 0.04% 0.06% 0.08% 0.10% $9,527 $9,479 $9,805 $9,819 $9,722 Loan Loss Reserve ($000's) ALLL/ Total Loans 6/30/24 9/30/24 12/31/24 3/31/25 6/30/25 $— $4,000 $8,000 $12,000 0.84% 0.86% 0.88% 0.90% 0.92% $2,008 $2,197 $1,789 $2,369 $1,925 Nonperforming Assets ALLL / Nonperforming Assets 6/30/24 9/30/24 12/31/24 3/31/25 6/30/25 $— $1,000 $2,000 $3,000 —% 200.00% 400.00% 600.00%

CB Financial Services, Inc. (Nasdaq: CBFV) July 2025 Page 25 Capital Ratios (Bank Only) Common Equity Tier 1 Capital (to Risk Weighted Assets) Tier 1 Capital to Risk Weighted Assets in th ou sa nd s 14.62% 14.79% 14.78% 14.94% 15.28% Common Equity Tier 1 Capital Adequately Capitalized Well Capitalized 6/30/24 9/30/24 12/31/24 3/31/25 6/30/25 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 16.00% 14.62% 14.79% 14.78% 14.94% 15.28% Tier 1 Capital Adequately Capitalized Well Capitalized 6/30/24 9/30/24 12/31/24 3/31/25 6/30/25 6.00% 8.00% 10.00% 12.00% 14.00% 16.00% Tier 1 Leverage (to Adjusted Total Assets) 9.98% 9.96% 9.98% 10.36% 10.49% Tier 1 Leverage Adequately Capitalized Well Capitalized 6/30/24 9/30/24 12/31/24 3/31/25 6/30/25 4.00% 6.00% 8.00% 10.00% 12.00% Total Capital (to Risk Weighted Assets) 15.61% 15.76% 15.79% 15.95% 16.29% Total Capital Adequately Capitalized Well Capitalized 6/30/24 9/30/24 12/31/24 3/31/25 6/30/25 8.00% 10.00% 12.00% 14.00% 16.00%

CB Financial Services, Inc. (Nasdaq: CBFV) July 2025 Page 26 Change in Rates (bp) (in th ou sa nd s) $(3,762) $(2,152) $(1,063) $— $907 $1,743 $2,577 -300 -200 -100 0 +100 +200 +300 $(6,000) $(4,000) $(2,000) $— $2,000 $4,000 Change in Rates (bp) (in th ou sa nd s) $12,040 $9,412 $4,844 $— $(6,931) $(14,506) $(22,175) -300 -200 -100 0 +100 +200 +300 $(30,000) $(20,000) $(10,000) $— $10,000 $20,000 Change in Net Interest Income (as of 3/31/2025) Change in Economic Value of Equity (as of 3/31/2025) Interest Rate Risk Interest Rate Risk Details EVE EVE as a Percent of Portfolio Value of Assets Net Interest Earnings at Risk Change in Interest Rates in Basis Points Dollar Amount Dollar Change Percent Change NPV Ratio Basis Point Change Dollar Amount Dollar Change Percent Change (Dollars in thousands) +300 $ 188,786 $ (22,175) (10.5) % 14.18% (65) $ 54,021 $ 2,577 5.0% +200 196,455 (14,506) (6.9) 14.44 (39) 53,187 1,743 3.4 +100 204,030 (6,931) (3.3) 14.66 (17) 52,351 907 1.8 Flat 210,961 — — 14.83 — 51,444 — — -100 215,805 4,844 2.3 14.84 1 50,381 (1,063) (2.1) -200 220,373 9,412 4.5 14.82 (1) 49,292 (2,152) (4.2) -300 223,001 12,040 5.7 14.66 (17) 47,682 (3,762) (7.3)

Conclusions

CB Financial Services, Inc. (Nasdaq: CBFV) July 2025 Page 28 Market Presence with Brand Recognition Seasoned Executive Leadership Deploying Technology to Enhance Client Experience Investment Summary Serving Stable Southwestern PA & Ohio River Valley markets Proven experience through all economic cycles Continuing to invest with a tech- forward and people-centric approach Investing for Growth Adding new talent, tech upgrades and investing in process improvement Rewarding Shareholders Increased quarterly dividend 4% to $0.26 per share in Q2 2025

CB Financial Services, Inc. (Nasdaq: CBFV) July 2025 Page 29 Delivering Value to Shareholders Our goal is to continue operating as a high-performing, independent community bank, creating positive returns and adding significant value for our stakeholders. ◦ Committed to Improving Financial Performance ▪ Revenue Growth ▪ Consistent returns ◦ Dividend and Capital Reinvestment ▪ Regular and reliable dividend payouts ▪ Attractive dividend yield ▪ Capital reinvestment to produce higher returns ◦ Investing in Products and Strategies for Future Growth ▪ Specialty Treasury Payments & Services ▪ Commercial Banking ◦ Creating Franchise Value ◦ Supporting Local Communities (building value beyond financial returns)

CB Financial Services, Inc. (Nasdaq: CBFV) July 2025 Page 30 ◦ Community bank model is highly-differentiated compared with large regional banks recently experiencing regulatory issues ◦ Intense focus on sales and service culture and quality product offerings which builds full relationships with our clients ◦ Utilize technology investments to enhance speed of process while improving client experience ◦ Enhance profitability and efficiency potential while continuing to invest for future growth ◦ Continue our track record of opportunistic growth in the robust Pittsburgh Metropolitan area and across our footprint ◦ Defend our relatively low-cost deposit base which enables the bank to protect net interest margin ◦ Leverage our credit culture and strong loan underwriting as a foundation to uphold our asset quality metrics Be the Community Bank of choice across our footprint Concluding Thoughts

CB Financial Services, Inc. (Nasdaq: CBFV) July 2025 Page 31 Company Contact John H. Montgomery President and Chief Executive Officer Phone: (724) 223-8317 Investor Relations The IR Group Diane Fitzgibbons, President Phone: (206) 388-5789 Email: dianef@theIRgroup.com Bank Main Office: 100 N. Market Street Carmichaels, PA 15320 Corporate Center: 2111 North Franklin Drive, Suite 200 Washington, PA 15301 Contact Information